Exhibit 10.19.7
AMENDMENT No. 1 to
AVERY DENNISON CORPORATION
EMPLOYEE STOCK OPTION AND INCENTIVE PLAN
The Employee Stock Option and Incentive Plan, as amended and restated (the “Plan”), and as approved by the stockholders on April 28, 2005, is hereby amended effective April 28, 2005, as follows:
1.	Subparagraph (ii) of Article 3.2 of the Plan is amended to read as follows:
“(ii)	Determine the number of shares to be subject to such Options or Stock Appreciation Rights granted to the selected Employees; provided, however, that no Employee shall be granted Options or Stock Appreciation Rights covering in excess of an aggregate of 400,000 shares and rights during any calendar year; and”
2.	All other terms and conditions of the Plan remain in full force and effect.